Form of Underwriting Agreement
Dated _________, 200_

[Name of Underwriter(s)]
[Address]

Ladies and Gentlemen:

Introductory. American Capital Strategies, Ltd., a Delaware corporation (the "Company"), [and [Underwriter(s)], each of them acting either as a principal or as an agent for one of its affiliates (collectively, the "Forward Sellers")], at the request of the Company [in connection with the "Forward Agreements" (as defined below) attached hereto as Exhibit A,] confirm their respective agreements with the Representatives (as defined below) and each of the other Underwriters named in Schedule A attached hereto and made a part hereof (collectively, the "Underwriters") with respect to (a) the sale by the Company [and the Forward Sellers (including the possible issuance and sale by the Company of Common Stock (as defined below) to the Underwriters pursuant to Section 12(a) hereof),] and purchase by the Underwriters, acting severally and not jointly, of their respective portions of _________ shares of Common Stock, [including the Borrowed Shares (as defined below)] (the "Firm Shares") and all or any part of _________ additional shares of Common Stock (the "Option Shares") as provided in Section 3(b) hereof (the Firm Shares and Option Shares collectively being referred to as the "Shares"), and (b) the grant by the Company to the Underwriters of the option described in Section 3(b) hereof to purchase all or any part of the Option Shares to cover over-allotments, if any. "Common Stock" shall refer to the $0.01 par value per share of common stock of the Company. ["Forward Agreements" shall refer to the letter agreements, which relate to the forward sale by the Company of a number of shares of Common Stock equal to the number of shares of Common Stock to be borrowed and sold by the Forward Sellers pursuant to this Agreement (the "Borrowed Shares"), dated the date hereof and entered into by and between the following: (a) the Company and [Underwriter(s)]. [Underwriter(s)] are hereafter referred to as the "Forward Counterparties."] Of the Firm Shares, __________ shares (plus any additional shares of Common Stock issued and sold by the Company pursuant to Section 12(a) hereof), will be issued and sold to the Underwriters by the Company (the "Company Firm Shares") [and _________ shares (subject to reduction for any shares issued and sold by the Company pursuant to Section 12(a) hereof) will be sold to the Underwriters by the Forward Sellers (the "Forward Seller Firm Shares")].

[Underwriter(s)] have agreed to act as representatives of each of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

The Company has filed with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "Investment Company Act"), a registration statement on Form N-2 for the offer and sale of an aggregate amount of $_____________ of securities (File No. __________), which registration statement became effective on __________, a copy of which has heretofore been delivered to you.

The Company proposes to file with the Commission pursuant to Rule 497 under the Securities Act, a supplement, dated as of _________, 200_, to the final prospectus dated as of ___________, relating to the Shares and the method of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Shares set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; such prospectus, in the form in which it was filed with the Commission pursuant to Rule 497 under the Securities Act, is hereinafter called the "Basic Prospectus"; such supplement to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 497 under the Securities Act, is hereinafter called the "Prospectus Supplement" and the Basic Prospectus and Prospectus Supplement together are hereinafter called the "Prospectus." The Prospectus, subject to completion, used in connection with a public offering is called a "Preliminary Prospectus," any reference to the "most recent Preliminary Prospectus" shall be deemed to refer to the Preliminary Prospectus most recently filed pursuant to Rule 497 under the Securities Act as of the date hereof. All references in this underwriting agreement (this "Agreement") to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed, as applicable, with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter, each Forward Seller and each Forward Counterparty as of the date hereof, as of the Applicable Time (as defined in Section 1(a) hereof), as of the Closing Date (as defined in Section 3(c) hereof), and as of each Date of Delivery (defined in Section 3(b) hereof), and agrees with each Underwriter, each Forward Seller and each Forward Counterparty as follows:

(a) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied in all material respects with the Securities Act and Investment Company Act and the rules and regulations thereunder. On each of the following dates, being (a) the date hereof, (b) when the Registration Statement became effective, (c) when the Prospectus Supplement is first filed pursuant to Rule 497 under the Securities Act, (d) when, prior to the Closing Date, any other amendment to the Registration Statement becomes effective, (e) when, prior to the Closing Date, any supplement to the Prospectus is filed with the Commission, (f) at the Closing Date, (1) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Securities Act and Investment Company Act and the rules thereunder, (2) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact and did not, does not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (3) the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact, did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, the Prospectus, the most recent Preliminary Prospectus and the information included on Exhibit E hereto (which information the Underwriters have informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters' confirmation of sales of the Shares in the public offering), all considered together (collectively, the "Pricing Disclosure Package"), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by such Underwriter in writing expressly for use therein.

As used in this subsection and elsewhere in this Agreement:

"Applicable Time" means ____ a.m. (Eastern Time) on _______, 200_, which is the time at which the Underwriters will be first confirming sales of Shares to investors, or such other time as agreed by the Company and each Underwriter; provided that, if, subsequent to the date of this Agreement, the Company and each Underwriter have determined that the Pricing Disclosure Package included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein not misleading, and have agreed, in connection with the public offering of the Shares, to provide an opportunity to purchasers to terminate their old contracts and enter into new contracts, then "Applicable Time" will refer to the information available to purchasers at the time of entry into the first such new contract.

(b) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

[(c) Authorization of Forward Agreements. Each of the Forward Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Forward Agreements conform in all material respects to the descriptions thereof in the Preliminary Prospectus.]

(d) Authorization of the Shares. (i) The Shares to be purchased by the Underwriters from the Company [(including any Shares to be purchased pursuant to Section 12 hereof),] have been duly authorized for issuance and sale pursuant to this Agreement and when issued and delivered by the Company pursuant to this Agreement will be validly issued and fully paid and non-assessable.

[(i) The shares of Common Stock to be purchased by the Forward Counterparties pursuant to the Forward Agreements, whether pursuant to physical settlement, as a result of acceleration or otherwise, have been duly authorized and reserved for issuance and, when issued and delivered by the Company to the Forward Counterparties pursuant to the Forward Agreements against payment of the consideration set forth therein, will be validly issued and fully paid and non-assessable.]

(e) No Applicable Registration or Other Similar Rights. There is no person with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the public offering contemplated by this Agreement, except for such rights as have been duly waived.

(f) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(g) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and the financial statements included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and to the Company's knowledge, are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules of the Commission promulgated thereunder (the "Sarbanes-Oxley Act").

(h) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and the financial statements included in the most recent Preliminary Prospectus and the Prospectus present fairly the financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and any supporting schedules, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Financial Data," "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and in the most recent Preliminary Prospectus and the Prospectus.

(i) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, since the end of the Company's most recent audited fiscal year, there has been (1) no material weakness in the Company's internal control over financial reporting (whether or not remedied) and (2) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. The Company has made the evaluations of the Company's disclosure controls and procedures required under Rule 13a-15 under the Exchange Act and such disclosure controls and procedures are effective.

(j) Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than entities in which it has an investment (each, a "Portfolio Company") and the subsidiaries listed in Item 27 of the Registration Statement. The term "subsidiary" as used in this Agreement shall be deemed to exclude each Portfolio Company.

(k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, partnership, limited liability company or statutory trust, as the case may be, in good standing under the laws of the jurisdiction in which it is organized with full entity power and authority to own its properties and conduct its business as described in the most recent Preliminary Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership, limited liability company or statutory trust, as the case may be, and is in good standing under the laws of each jurisdiction that requires such qualification (except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect).

(l) Capitalization of the Subsidiaries. All the outstanding shares of capital stock or interests of each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the most recent Preliminary Prospectus, the Prospectus and the Registration Statement, all outstanding shares of capital stock or interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances, except as set forth in Exhibit B attached hereto and made a part hereof.

(m) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding Common Stock of the Company are as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to the Forward Agreements or employee benefit plans described in the most recent Preliminary Prospectus and the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and has been issued in compliance with federal and state securities laws. None of the outstanding Common Stock was and the Shares will not be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the most recent Preliminary Prospectus and the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the most recent Preliminary Prospectus and the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(n) The NASDAQ Global Select Market. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The NASDAQ Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The NASDAQ Global Select Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing.

(o) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated by this Agreement or the Forward Agreements, except as have been obtained or made under the Securities Act, the Investment Company Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Prospectus, and (ii) by the NASD.

(p) No Defaults or Violations. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, by-laws, or other organizational document (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change and except as otherwise disclosed in the most recent Preliminary Prospectus and the Prospectus. All stockholder consents or approvals for acts requiring such consents or approvals have been obtained by the Company.

(q) No Actions, Suits or Proceedings. Except as otherwise disclosed in the most recent Preliminary Prospectus and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement, the consummation of any of the transactions contemplated by this Agreement or the Forward Agreements or (ii) could reasonably be expected to result in a Material Adverse Change.

(r) All Necessary Permits, Etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

(s) Title to Properties. The Company and each of its subsidiaries has good and, in the case of any real property, good and marketable, title to all the properties and assets reflected as owned by it in the financial statements included in the most recent Preliminary Prospectus and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(t) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(u) Intellectual Property Rights. The Company and each of its subsidiaries owns or possesses adequate rights to use all trade secrets, know how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus, except as would not have a Material Adverse Effect.

(v) BDC Election; RIC. The Company has duly filed with the Commission, pursuant to Section 54(a) of the Investment Company Act, a duly completed and executed Form N-54A, pursuant to which the Company has elected to be subject to the provisions of Sections 55 through 65 of the Investment Company Act (the "Company BDC Election"); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the Investment Company Act; the Company BDC Election remains in full force and effect, and, to the Company's actual knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefor initiated or threatened by the Commission. The provisions of the charter and the bylaws (the "By Laws") of the Company do not violate the applicable requirements of the Investment Company Act and the rules and regulations thereunder in any material respect, and the provisions of such charter and By Laws are in full force and effect; the descriptions in the most recent Preliminary Prospectus and the Prospectus under the captions "Business-Investment Objectives and Policies" and "Regulation" do not violate the applicable requirements of the Investment Company Act in any material respect. The Company has been and is in compliance in all material respects with the terms and conditions of the Securities Act and the Investment Company Act. As required by Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), the Company has been at all relevant times and is in compliance with requirements to qualify as a regulated investment company under the Code. The Company is not registered or required to be registered (including as a consequence of the offering of Shares described hereunder) as an investment company under the Investment Company Act.

(w) No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(x) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the most recent Preliminary Prospectus and the Prospectus which have not been described as required. Since __________, the Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company.

(y) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the most recent Preliminary Prospectus and the Prospectus.

(z) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code, which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) that has not been waived under ERISA has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any material "amount of unfounded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code, including the American Capital Strategies, Ltd. Investment and Employee Stock Ownership Plan (the "ESOP"), is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

The Company has not received any notification of any investigation, examination, audit or review of any type by or with the Internal Revenue Service or Department of Labor regarding or in connection with any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates other than the notification relating to the tax year ended September 1997 of the Company by the Internal Revenue Service with respect to the Form 1120.

(aa) Compliance with Securities Laws. The documents filed by the Company with the Commission complied and will comply in all material respects with the requirements of the Exchange Act, as of their filing dates, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(bb) Reports Filed. The Company has filed all reports required to be filed pursuant to the Securities Act, the Investment Company Act and the Exchange Act.

(cc) Conditions for Use of Form N-2. The Company has satisfied the conditions for the use of Form N-2, as set forth in the general instructions thereto, with respect to the Registration Statement and Rule 415(a)(1) of the Act.

(dd) Sarbanes-Oxley Act Compliance. The Company and its officers have complied in all material respects with the Sarbanes-Oxley Act including Sections 302 and 906 thereunder.

(ee) Officer Certificates. Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

(ff) No Conflict. The performance of the Underwriting Agreement [and the Forward Agreements] and the consummation of the transactions contemplated in this Agreement [and the Forward Agreements] will not (a) result in any violation of the Company's charter or the By Laws or (b) result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation or any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations.

[Section 2. Representations and Warranties by the Forward Sellers. Each of the Forward Sellers severally represents and warrants to each Underwriter as of the date hereof and as of the Closing Date (as defined in Section 3(c) hereof), and agrees with each Underwriter, as follows:

(a) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date and at each Date of Delivery, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Shares.

(b) Authorization of the Forward Agreement. The applicable Forward Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the applicable Forward Counterparty enforceable against such Forward Counterparty in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c) Right to Transfer. Such Forward Seller will, at the Closing Date, have the free and unqualified right to transfer the Borrowed Shares to be sold by such Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer to the Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.]

Section 3. Purchase, Sale and Delivery of the Shares.

(a) The Firm Shares.

(i) On the basis of the representations, warranties and agreements herein contained and upon the terms and conditions set forth herein, the Company [and each Forward Seller] agrees to sell, severally and not jointly, to each Underwriter, and each Underwriter agrees to purchase, severally and not jointly, from the Company (including the issuance and sale by the Company of Common Stock to the Underwriters pursuant to Section 12(a) hereof) [and each Forward Seller] at the price per share set forth in Schedule C attached hereto and made a part hereof, that proportion of the number of Firm Shares set forth in Schedule B-1 and Schedule B-2 opposite the name of the Company [and each Forward Seller, as the case may be,] which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, bears to the total number of Firm Shares, subject, in each case, to adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

[(ii) If the Company does not meet all of the conditions to effectiveness set forth in the Forward Agreements on or prior to the Closing Date, each Forward Seller, individually, in its sole judgment, may choose not to borrow and deliver for sale the number of Borrowed Shares set forth in Schedule B-2 opposite the name of such Forward Seller under the column captioned "Number of Firm Shares to be Sold." In addition, in the event that, in the sole judgment of any Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Shares set forth in Schedule B-2 opposite the name of such Forward Seller or if, in such Forward Seller's sole judgment it would entail a stock loan cost in excess of a rate equal to _____ basis points per annum, then such Forward Seller shall only be required to deliver for sale the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost.

(iii) If, pursuant to Section 3(a)(ii), a Forward Seller does not borrow and deliver for sale the number of Borrowed Shares set forth in Schedule B-2 opposite the name of such Forward Seller under the column captioned "Number of Firm Shares to Be Sold," such Forward Seller will use its best efforts to notify the Company to that effect no later than the Closing Date.]

(b) The Option Shares. In addition, on the basis of the representations, warranties and agreements herein contained and upon the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, all or any portion of the Option Shares, as set forth on Schedule B-1, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option granted hereunder will expire thirty (30) days after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (each, a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven (7) full business days after the exercise of said option, nor, in any event, prior to the Closing Date (as defined in Section 3(c) below). If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase from the Company that proportion of the total number of Option Shares then being purchased, which number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject to such adjustments as the Representatives in their discretion make to eliminate any sales or purchases of fractional shares.

(c) Payment.

(i) Payment of the purchase price for, and delivery of the Firm Shares shall be made at the offices of Arnold & Porter LLP, Thurman Arnold Building, 555 Twelfth Street, N.W., Washington, D.C. 20004-1206 (or at such other place as may be agreed upon by the Company, the Representatives and the Forward Sellers) at _____ a.m. (Eastern Time) on the third (3rd) full business day following the date of this Agreement (or the fourth (4th) full business day if this Agreement is executed and delivered after _______ (Eastern Time)) or at such other time and date not later than seven (7) full business days following the first day that Shares are traded, as the Representatives, the Forward Sellers and the Company may determine, or at such time and date to which payment and delivery shall have been postponed pursuant to Section 9 and Section 12 hereof, (the "Closing Date"). If the Company has not made available to the Representatives copies of the Prospectus within the time provided in Sections 3(f) and 4(d) hereof, the Representatives may, in their sole discretion, postpone the Closing Date or applicable Date of Delivery, as the case may be, until no later than two (2) business days following delivery of copies of the Prospectus to the Representatives.

(ii) In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price and delivery of such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

(iii) Payment for the Shares shall be made at the Closing Date (and each subsequent Date of Delivery, as applicable) by wire transfer of immediately available funds to the order of the Company [or the Forward Sellers, as applicable]. It is understood that each Representative has been authorized, for its own account and the accounts of the Underwriters, to accept delivery of and receipt for and make payment of the purchase price for, the Firm Shares and the Option Shares the Underwriters have agreed to purchase. [Underwriter(s)], individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have not been received by Representatives by the Closing Date or the applicable Date of Delivery, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(d) Public Offering of the Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable and that the Underwriters intend to first allocate the Borrowed Shares to purchasers in the public offering.

(e) Delivery of the Shares. The Company shall deliver, or cause to be delivered, a credit representing the Company Firm Shares (and any shares of Common Stock issued and sold by the Company to the Underwriters pursuant to Section 12(a)) [and the Forward Sellers shall so deliver or cause to be delivered, subject to Section 3(a)(ii), the Forward Seller Firm Shares, in each case,] to an account or accounts at The Depository Trust Company, as designated by the Representatives for the accounts of the several Underwriters at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered a credit representing the Option Shares that the Underwriters have agreed to purchase at the Closing Date (or the Date of Delivery, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the several Underwriters, at the Closing Date or the Date of Delivery, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(f) Delivery of Prospectus to the Underwriters. Not later than ______ (Eastern Time) on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

Section 4. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) Registration Statement and Prospectus. The Company will promptly advise the Underwriters (i) when, during any period that a prospectus relating to the Shares is required to be delivered under the Securities Act, any amendment to the Registration Statement affecting the Shares shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus, or for any additional information, affecting or in respect of the Shares, and (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement affecting the Shares or the institution or threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement affecting the Shares or any supplement to the Prospectus unless the Company has furnished you with a copy for your review prior to filing, and will not file any such proposed amendment or supplement to which you reasonably object, in any event until after the end of the period during which a prospectus is required to be delivered to purchasers of the Shares under the Securities Act. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 497 under the Securities Act. The Company will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement affecting the Shares and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will timely file the requisite copies of the Prospectus with the Commission pursuant to Rule 497(c) or Rule 497(h) of the Securities Act, whichever is applicable or, if applicable, will timely file the certification permitted by Rule 497(j) of the Securities Act and will advise the Representatives of the time and manner of such filing.

(b) Blue Sky Compliance. The Company will cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation, be subject to taxation or to file a general consent to service of process in any jurisdiction where it is not now so qualified, subject to taxation or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(c) Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Securities Act, the Exchange Act, the Investment Company Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives (upon the advice of counsel for the Underwriters), it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or a dealer (the "Prospectus Delivery Period"), as many copies of the Prospectus, and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as reasonably requested by the Representatives.

(e) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending [December 31, 2005] that satisfies the provisions of Section 11(a) of the Securities Act.

(f) Securities Laws Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission and The NASDAQ Global Select Market pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act and in material compliance with Sections 302, 404 and 906 of the Sarbanes-Oxley Act.

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and each applicable Date of Delivery, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company and the Forward Sellers in Sections 1 and 2, respectively, hereof, as of the date hereof, the Applicable Time, the Closing Date and each applicable Date of Delivery, as if then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. No order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of counsel to the Underwriters; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 5.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or applicable Date of Delivery, as the case may be, there shall not have been any Material Adverse Change from that set forth in the Registration Statement or the most recent Preliminary Prospectus and the Prospectus (excluding any amendment or supplement filed after the date hereof), which makes it, in the Representatives' sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the most recent Preliminary Prospectus and the Prospectus.

(d) Opinion of Counsel for the Company. You shall have received on the Closing Date and on the applicable Date of Delivery, as the case may be, an opinion of Arnold & Porter LLP, counsel for the Company, substantially in the form of Exhibit C attached hereto, dated the Closing Date or the applicable Date of Delivery, as the case may be, addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, and with reproduced copies or signed counterparts thereof for each of the Underwriters. Counsel rendering the opinion contained in Exhibit C may rely as to questions of law not involving the laws of the United States or the States of New York and Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate.

(e) Opinion of Counsel for the Underwriters. The Underwriters and the Forward Sellers shall have received on the Closing Date or applicable Date of Delivery, as the case may be, an opinion of Troutman Sanders LLP, substantially in the form of Exhibit D hereto. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

(f) Accountants' Comfort Letter. You shall have received on the Closing Date or the applicable Date of Delivery, as the case may be, a letter from Ernst & Young LLP addressed to the Underwriters, dated the Closing Date or applicable Date of Delivery, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than four (4) business days prior to the Closing Date or applicable Date of Delivery, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or applicable Date of Delivery, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, which, in the Representatives' sole judgment, is material and adverse and that makes it, in the Representatives' sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Ernst & Young LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act, (ii) set forth their opinion with respect to their examination of the balance sheets including the schedule of investments of the Company as of ____________________ and related statements of operations, shareholders' equity and cash flows for the twelve (12) months ended _________________________, (iii) state that Ernst & Young LLP has performed the procedures set out in Statement on Auditing Standards No. 100 for a review of interim financial information on the financial statement for the ______________________ (the "Quarterly Financial Statements"), and that in the course of such review, nothing came to their attention that leads them to believe that any material modification need to be made to the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied during the periods presented, and (iv) address other matters agreed upon by Ernst & Young LLP and you.

(g) Officers' Certificate. You shall have received on the Closing Date or applicable Date of Delivery, as the case may be, a certificate of the Company, dated the Closing Date or applicable Date of Delivery, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Applicable Time, Closing Date or applicable Date of Delivery, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or applicable Date of Delivery, as the case may be;

(ii) No order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act, the Investment Company Act or the Exchange Act, as the case may be, and in all material respects conformed to the requirements of the Securities Act, the Investment Company Act or the Exchange Act, as the case may be, the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business and any obligations under this Agreement, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect.

(h) The NASDAQ Global Select Market. The Shares and the shares of Common Stock to be issued and sold pursuant to the Forward Agreements shall have been approved for inclusion on The NASDAQ Global Select Market, subject only to official notice of issuance.

(i) Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Sections 3(f) and 4(d) hereof with respect to the furnishing of Prospectus.

(j) Additional Documents. At the Closing Date or applicable Date of Delivery, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(k) Termination of Agreement. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement or, in the case of any condition to the purchase of Option Shares, on a Date of Delivery, the obligation of the several Underwriters to purchase the relevant Option Shares may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Option Shares, at any time prior to the applicable Date of Delivery, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Reimbursement of Underwriters' Expenses), Section 8 (Indemnification and Contribution) and Section 11 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement, including, without limitation, (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, this Agreement and the Forward Agreements, (vi) all filing fees, distribution fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or any other country, including, if requested by the Representatives, the preparation by counsel for the Underwriters and printing of a "Blue Sky Survey," an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD review and approval of the Underwriters' participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with including the Shares on The NASDAQ Global Select Market, and (ix) all other fees, costs and expenses referred to in or all of Part C of the Registration Statement. Except as provided in this Section 6, Section 7, and Section 8, hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and costs and expenses incident to the preparation and undertaking of any "road show" presentations to be made to prospective investors (except the travel and accommodation expenses of the Company's employees).

Section 7. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters [and the Forward Sellers] (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters [and the Forward Sellers] (or by such terminating Underwriters, as the case may be) in connection with the proposed purchase and the public offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter [and each Forward Seller] and their respective officers, directors, employees, agents and representatives, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, [and each person, if any, who controls a Forward Seller within the meaning of the Securities Act and Exchange Act,] against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, [Forward Seller,] director, officer, employee, agent or representative or such controlling person may become subject, under the Securities Act, the Investment Company Act, the Exchange Act, any U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each such Underwriter, [Forward Seller,] director, officer, employee, agent, representative or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriters [and the Forward Sellers]) as such expenses are reasonably incurred by such Underwriter, [Forward Seller,] director, officer, employee, agent, representative or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); and provided further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of a later Preliminary Prospectus were timely delivered to the Underwriter pursuant to Section 3 and a copy of the later Preliminary Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the later Preliminary Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers[, and the Forward Sellers]. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, [and each Forward Seller, each of its officers, directors, employees, agents and representatives and each person, if any, who controls a Forward Seller within the meaning of the Securities Act or the Exchange Act] against any loss, claim, damage, liability or expense, as incurred, to which the Company, [such Forward Seller,] or any such director, officer or controlling person may become subject, under the Securities Act, the Investment Company Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus Supplement (or any amendments or supplements thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company [or the Forward Sellers,] as the case may be, or any of their respective directors, officers or controlling persons for any legal and other expense reasonably incurred by the Company [or the Forward Sellers], as the case may be, or any of their respective directors, officers or controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Information Provided by the Underwriters. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Prospectus Supplement (or any amendment or supplement thereto) are the statements set forth under the caption "Underwriting" in the Prospectus Supplement as follows: (i) the sentences related to concessions and re-allowances in the third paragraph, (ii) the sentences related to stabilization, syndicate covering transactions, transactions and penalty bids in the fifteenth, sixteenth and seventeenth paragraphs, (iii) the sentences related to electronic prospectus delivery in the twentieth paragraph and (iv) the sentence related to the principal business addresses of the Representatives in the twenty-first paragraph and the Underwriters confirm that such statements are correct.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f) Contribution.

(i) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the public offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.

(ii) The relative benefits received by the Company [(which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreements), the Forward Seller] and the Underwriters shall be deemed to be in the same proportion as each of (x) the total net proceeds from the offering of Shares pursuant to this Agreement (before deducting expenses) received by the Company, [which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Agreements, as set forth in the table on the cover page of the Prospectus Supplement] and (y) the total underwriting discount and commission received by the Underwriters, as set forth in the table on the cover page of the Prospectus Supplement, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

(iii) The relative fault of the Company, [the Forward Sellers] and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iv) The Company, [the Forward Sellers] and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

(v) Notwithstanding the provisions of this Section 8(f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) [no Forward Seller shall be required to contribute any amount in excess of its income from the relevant Forward Agreement] and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than thirty (30) days of invoice to the indemnifying party.

(h) Survival. The indemnity and contribution agreements contained in this Section 8 and the representation and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, [Forward Seller], their respective officers or employees, or any person controlling any Underwriter, [Forward Seller], the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, [Forward Seller] or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

(i) Acknowledgments of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

Section 9. Default by One or More of the Underwriters. If, on the Closing Date or any applicable Date of Delivery, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase under this Agreement, and the aggregate number of Shares of Common Stock which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or applicable Date of Delivery, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds ten percent (10%) of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6 and Section 8 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or applicable Date of Delivery, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 10. Termination of this Agreement. Prior to the Closing Date or any Date of Delivery, this Agreement may be terminated by the Representatives, by notice given to the Company [and the Forward Sellers] if (a) at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by The NASDAQ Global Select Market, or trading in securities generally on either The NASDAQ Global Select Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or [(vi) if a Forward Seller, pursuant to Section 3(a)(ii) or 3(b)(ii) hereof, does not deliver Borrowed Shares for sale, and the Company fails to deliver, pursuant to Section 12 hereof, a number of shares of Common Stock equal to the number of shares that such Forward Seller does not deliver,] or (b) in the case of any of the events specified in clauses (a)(i)-(vi) of this Section 10, such event singly or together with any other event, makes it, in your judgment, impracticable or inadvisable to market the Common Stock in the manner and on the terms contemplated in the Prospectus. Any termination pursuant to this Section 10 shall be without liability on the part of any party to any other party except that the Company shall be obligated to reimburse the expenses of the Underwriters [and the Forward Sellers] pursuant to Section 7 hereof and the provisions of Section 8 shall survive such termination and remain effective at all times.

Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters [and Forward Sellers] set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, [Forward Sellers] or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

[Section 12. Additional Issuance and Sale by the Company.

(a) In the event that (i) the Company does not meet all of the conditions to effectiveness set forth in the applicable Forward Agreement on or prior to the Closing Date and a Forward Seller elects, pursuant to Section 3(a)(ii), not to deliver Borrowed Shares, or (ii) in the sole judgment of a Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Firm Shares to be delivered by the Forward Sellers as set forth in Schedule B-2 opposite the name of such Forward Seller or if, in such Forward Seller's sole judgment it would entail a stock loan cost in excess of _____ basis points per annum, the Company shall issue and sell in whole but not in part a number of shares of Common Stock equal to the number of shares that such Forward Seller does not deliver. The Representatives shall have the right to postpone the Closing Date for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.

(b) A Forward Seller shall have no liability whatsoever for any of the Firm Shares to be delivered by the Forward Sellers as it does not deliver to the Company, the Underwriters or any other party if such Forward Seller (i) elects, pursuant to Section 3(a)(ii) not to deliver Borrowed Shares because the Company has failed to meet all of the conditions to effectiveness set forth in the applicable Forward Agreement or (ii) is unable to borrow and deliver for sale under this Agreement all of the Firm Shares to be delivered by the Forward Sellers as it is required to deliver hereunder or if, in such Forward Seller's sole judgment it would entail a stock loan cost in excess of a rate equal to _____ basis points per annum.]

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed or hand delivered to the parties hereto as follows:

If to the Representatives:

[Underwriter(s)]
[Address]

If to the Company:

American Capital Strategies, Ltd.
2 Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer

[If to the Forward Sellers:

[Underwriter(s)]
[Address]]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions.

(a) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal or state courts of the United States of America located in the Southern District of New York and borough of Manhattan (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a New York, New York office at 1633 Broadway, New York, New York 10019, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City of New York, New York.

(c) General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 17. No Fiduciary Duty. The Company hereby acknowledges and agrees that (a) the purchase and sale of the Common Stock pursuant to this Agreement, including the determination of the public offering price of the Common Stock and any related discounts or commissions, is an arm's-length commercial transaction between the Company, on one hand, and the Underwriters and Forward Sellers or any affiliate through which they may be acting, on the other, (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as principal and not as an agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) its engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity, (d) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement and (e) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering and has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(The remainder of this page is intentionally left blank)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AMERICAN CAPITAL STRATEGIES, LTD.

By:

Name:

Title:

[Underwriter(s)]

By:

Name:

Title:

(The remainder of this page is intentionally left blank)

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

[Underwriter(s)]

On their behalf:

By: [Underwriter]

By:

Name:

Title:

SCHEDULE A

Underwriters	Number of Firm Shares

Total

SCHEDULE B-1

Name	Number of Firm Shares to be Sold	Maximum Number of Option Shares to be Sold
American Capital Strategies, Ltd.

SCHEDULE B-2

Name	Number of Firm Shares to be Sold

SCHEDULE C

Firm Shares of Common Stock

Public Offering Price Per Share	Price Per Share Paid by Underwriters	Discount Per Share

Option Shares of Common Stock

Public Offering Price Per Share	Price Per Share Paid by Underwriters	Discount Per Share

[EXHIBIT A

[Form of Forward Agreement(s)]

___________, 200__

To:	American Capital Strategies, Ltd. 2 Bethesda Metro Center 14th Floor Bethesda, Maryland 20814
From:	[Party A] [Address]

___________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions") and the 2002 ISDA Equity Derivatives Definitions (the "2002 Definitions" and, together with the 2000 Definitions, the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the "Agreement") as if Party A and Party B had executed an agreement in such form on the date hereof (but without any Schedule except for the election of the laws of the State of New York as the governing law). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	_________________
Party B:	American Capital Strategies, Ltd.
Trade Date:	_________, 200__
Effective Date:	_________, 200__
Base Amount:	Initially, ________ Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.
Maturity Date:

_________, 200__ (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day); provided that if the Maturity Date is a Disrupted Day, then the Maturity Date shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day.

Forward Price:

On the Effective Date, the Initial Forward Price, and, on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 plus (ii) the Daily Rate for such immediately preceding calendar day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD______ per Share, which is equal to the related public offering price less the underwriting discount.
Daily Rate:	For any day, (i)(A) USD-Federal Funds Rate for such day minus (B) the Spread divided by (ii) 365.
USD-Federal Funds Rate:

For any day, the rate set forth for such day opposite the caption "Federal funds", as such rate is displayed on the page "FedsOpen <Index> <GO>" on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	____%
Forward Price Reduction Date:	Each of _____, _____, _____ and _____ of each calendar year during the period starting on the Trade Date and ending on the Maturity Date.
Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Shares:	Common Stock, $.01 par value per share, of American Capital Strategies, Ltd. (the "Issuer") (Exchange identifier: "ACAS").
Exchange:	The NASDAQ Global Select Market.
Related Exchange(s):	All Exchanges.
Clearance System:	DTC.
Calculation Agent:	Party A

Settlement Terms:

Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by Party B in a written notice (a "Settlement Notice") that is delivered to Party A at least five Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, and (ii) if any Settlement Date specified above is not an Exchange Business Day, such Settlement Date shall instead be the next Exchange Business Day.

Settlement Shares:

With respect to any Settlement Date, a number of Shares designated as such by Party B in the related Settlement Notice not to exceed the number of Shares underlying the Transaction with respect to which no Settlement Date has been designated prior to such date (the "Remaining Shares"); provided that (i) Party B must designate as the Settlement Shares for each Settlement Date other than the Maturity Date a number of Shares equal to at least the lesser of (x) _________ and (y) the Remaining Shares on such date, and (ii) on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:	Physical Settlement.
Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.
Physical Settlement:

On any Settlement Date, Party B shall deliver to Party A the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis.

Physical Settlement Amount:	For any Settlement Date, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date multiplied by (ii) the number of Settlement Shares for such Settlement Date.
Settlement Currency:	USD.
Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:

Calculation Agent Adjustment; notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:

If, in Party A's sole judgment, the actual cost to Party A directly or indirectly paid to any third party lender of Shares, over any one month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeded a weighted average rate equal to ___ basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which such cost exceeded a weighted average rate equal to ___ basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of its stock loan costs for the applicable one month period.

Account Details:

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
Delivery of Shares to Party A:	To be advised.

3. Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated the date hereof among Party B, Party A, [and Underwriter(s)] as Representatives of the Several Underwriters (the "Underwriting Agreement") and any certificate delivered pursuant thereto by Party B are true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B shall have performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the satisfaction of all of the conditions set forth in Section 5 of the Underwriting Agreement, and (iv) the condition that neither of the following has occurred: (A) Party A is unable to borrow and deliver for sale a number of Shares equal to the Base Amount or, (B) in Party A's sole judgment, either it is impracticable to do so or Party A would incur a stock loan cost of more than a rate equal to ___ basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for this Transaction shall be the number of Shares Party A is required to deliver in accordance with Section 3(a)(ii) of the Underwriting Agreement).

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a) Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b) Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. Party B shall use its best efforts to ensure that all Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c) Party B agrees to provide Party A at least 30 days' written notice (an "Issuer Repurchase Notice") prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or upon entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares if the date of such contract is more than 30 days prior to the execution of such purchase or repurchase), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an "Issuer Repurchase"), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being greater by .5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The "Base Amount Percentage" as of any day is the fraction (1) the numerator of which is the Base Amount and (2) the denominator of which is the number of Shares outstanding on such day.

(d) No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

(e) Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 8.0%.

(f) Party B shall notify Party A within one Scheduled Trading Day if the net asset value per Share of the Issuer, as calculated by the Issuer, exceeds 75% of the Forward Price on such date, and Party B shall notify Party A as promptly as practicable on any date if the net asset value per Share of the Issuer as a percentage of the Forward Price on such date increases by an additional 5%. Party B shall also notify Party A of the net asset value per Share of the Issuer no later than the Scheduled Trading Day prior to any Settlement Date.

(g) Party B is not insolvent, nor will Party B be rendered insolvent as a result of this Transaction.

(h) Party B is an "eligible contract participant" (as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended).

(i) In addition to any other requirements set forth herein, Party B agrees not to elect a Settlement Date if settlement on such Settlement Date would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(j) The net asset value per Share of the Issuer, as reflected on the Issuer's consolidated balance sheet included in its Form 10-Q filed for the quarter ending __________, 200__, was USD____.

Covenant of Party B:

Except as otherwise noted below in the provisions set forth under "Private Placement Procedures," (i) the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act of 1933, as amended (the "Securities Act"), in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A; and (ii) Party B agrees that the Settlement Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Settlement Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenant of Party A:

Unless the provisions set forth below under "Private Placement Procedures" shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open stock loans made in connection with the hedging of this Transaction, if any, with respect to Shares.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing (which, for purposes of this provision, shall include an Event of Default of the type described in Section 5(a)(vii) of the Agreement in respect of the Issuer), the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Acceleration Events:

(a) Stock Borrow Events. Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, if, in the judgment of Party A, (i) Party A is unable to hedge Party A's exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders or (ii) Party A would incur a cost to borrow Shares directly or indirectly paid to any third party lender of Shares to hedge its exposure to the Transaction that is greater than a rate equal to ____ basis points per annum (each of (i) and (ii) a "Stock Borrow Event"), then Party A shall have the right to designate any Scheduled Trading Day to be a Settlement Date on at least two Scheduled Trading Days' notice, and to select the number of Settlement Shares for such Settlement Date; provided that the number of Settlement Shares for any Settlement Date so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists.

(b) Dividends and Other Distributions. Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, if on any day occurring after the Trade Date Party B declares a distribution, issue or dividend, in each case, to existing holders of the Shares of (i) any cash dividend to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with each of the Trade Date and the Maturity Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) securities or share capital of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, then Party A shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Days' notice.

(c) Issuer Net Asset Value. Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, if on any date following the Trade Date and prior to the Maturity Date the net asset value per Share of the Issuer, as most recently calculated by the Issuer, exceeds 90% of the Forward Price on such date, Party A shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Days' notice.

(d) Board Approval of Merger. Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, if on any day occurring after the Trade Date the board of directors of Party B votes to approve any action that, if consummated, would constitute a Merger Event, then Party A shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Days' notice. Party B shall notify Party A of any such vote within one Scheduled Trading Day.

(e) ISDA Early Termination Date. Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, if either Party A or Party B has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, such party shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Days' notice.

(f) Other ISDA Events. Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, if a Nationalization, Delisting or Change in Law occurs, Party A shall have the right to designate any Scheduled Trading Day to be a Settlement Date for the entire Transaction on at least three Scheduled Trading Days' notice.

Termination Settlement:

If a Settlement Date is designated by Party A as a result of an Acceleration Event (a "Termination Settlement Date"), Physical Settlement shall apply with respect to such Termination Settlement Date.

Private Placement Procedures:

If Party B is unable to comply with the provisions of "Covenant of Party B" above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A to securities lenders as described under "Covenant of Party B" above, then delivery of any such Settlement Shares (the "Restricted Shares") shall be effected pursuant to clause (i) below, unless waived by Party A.

(i) If Party B delivers the Restricted Shares pursuant to this clause (i) (a "Private Placement Settlement"), then delivery of Restricted Shares by Party B shall be effected in accordance with customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that Party B may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A). The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Exchange Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i), but in no event shall such date of delivery be earlier than the otherwise applicable Settlement Date or Termination Settlement Date. For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii) If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum "holding period" within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller's and broker's representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Termination Settlement or any Private Placement Settlement, more than __________ Shares to Party A, subject to reduction by the amount of any Shares delivered to Party A by Party B on any prior Settlement Date.

Market Disruption Event:

Section 6.3(a) of the 2002 Definitions is amended by deleting the words "at any time during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,".

Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A without the prior written consent of Party B. Notwithstanding any other provision of this Confirmation to the contrary requiring or allowing Party A to purchase or receive any Shares from Party B, Party A may designate any of its affiliates to purchase or receive such Shares or otherwise to perform Party A's obligations in respect of this Transaction and any such designee may assume such obligations, and Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Upon the written request of Party B, Party A shall use its good faith commercially reasonable efforts to (i) assign all of its rights and obligations under this Transaction to a major financial institution designated by Party B and reasonably acceptable to Party A (the "Assignee") and (ii) provide the Assignee with the benefit of the hedge position maintained by Party A with respect to the Transaction in a manner and on terms that are commercially reasonably acceptable to Party A and that do not, in the commercially reasonable judgment of Party A (which may be based on advice of counsel), give rise to risk to Party A under applicable U.S. federal and state securities laws and regulations.

[Matters Relating to Agent:

Each party agrees and acknowledges that:

(i) [Agent] is acting as agent for both parties but does not guarantee the performance of [Party A]. Neither [Party A] nor Party B shall contact the other with respect to any matter relating to this Transaction without the direct involvement of [Agent].

(ii) All of the actions to be taken by [Party A] and [Agent] in connection with the Transaction, including but not limited to the settlement of the Transaction, shall be taken by [Party A] and [Agent] independently and without any advance or subsequent consultation with Party B.

(iii) [Agent] is hereby authorized to act as agent for Party B only to the extent required to satisfy the requirements of Rule 15a-6 under the Exchange Act in respect of the Transaction.]

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Confirmation, the performance by the parties hereto of their respective obligations under the Transaction, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement or the consummation of the transactions contemplated hereby and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A's gross negligence or willful misconduct.

Miscellaneous

Non-Reliance: Applicable

Additional Acknowledgements: Applicable

Agreements and Acknowledgments
Regarding Hedging Activities: Applicable

4. The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) this Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A's right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A's rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof to the contrary, Party A shall not be entitled to receive Shares hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that after such receipt Morgan Stanley Bank would directly or indirectly (a) beneficially own (as such term is defined for purposes of Section 13(d) of the Exchange Act) in excess of 8.0% of the outstanding Shares or (b) own, control or hold with the power to vote (as such terms are used in Section 2(a)(3) of the Investment Company Act of 1940, as amended (the "1940 Act")) in excess of 4.9% of the outstanding Shares. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that after receipt of such Shares Morgan Stanley Bank would directly or indirectly (a) beneficially own (as such term is defined for purposes of Section 13(d) of the Exchange Act) in excess of 8.0% of the outstanding Shares or (b) own, control or hold with the power to vote (as such terms are used in Section 2(a)(3) of the 1940 Act) in excess of 4.9% of the outstanding Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B's obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that after receipt of such delivery Morgan Stanley Bank would not directly or indirectly (a) beneficially own (as such term is defined for purposes of Section 13(d) of the Exchange Act) in excess of 8.0% of the outstanding Shares or (b) own, control or hold with the power to vote (as such terms are used in Section 2(a)(3) of the 1940 Act) in excess of 4.9% of the outstanding Shares. For the avoidance of doubt, the date of such delivery of Shares shall be no earlier than the otherwise applicable Settlement Date or Termination Settlement Date.

Miscellaneous:

(a) Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Address:
Attention:
Telephone No.:
Facsimile No.:

With a copy to:

Address:
Attention:
Telephone No.:
Facsimile No.:

Address for notices or communications to Party B:

Address: American Capital Strategies, Ltd.
2 Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer
Telephone No.: (301) 951-6122
Facsimile No.: (301) 654-6714

(b) Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

Party B Representations and Agreements.

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B's ability to perform its obligations hereunder.

Party B will by the next succeeding Scheduled Trading Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

Acknowledgements.

The parties hereto intend for:

(a) this Transaction to be a "securities contract" as defined in Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b) a party's right to liquidate, terminate or accelerate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a "contractual right" as defined in the Bankruptcy Code;

(c) Party A to be a "financial institution" within the meaning of Section 101(22) of the Bankruptcy Code;

(d) all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute "settlement payments" as defined in the Bankruptcy Code;

(e) the Transaction to be a firm commitment for Party B to sell and Party A to purchase a number of Shares equal to the Base Amount, subject to adjustment as set forth herein; and

(f) the Transaction to be a "contract to issue a security" of the Issuer within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the Bankruptcy Code.

Severability.

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable. If any term, provision, covenant or condition of this Confirmation shall be held to be invalid or unenforceable in whole or in part for any reason and the deletion of such portion of this Confirmation would substantially impair the respective benefits or expectations of parties to this Agreement, Party A and Party B shall negotiate in good faith to make any changes to the Confirmation necessary to best preserve the validity and enforceability of this Confirmation and the economic terms of the Transaction to both parties to the fullest extent possible.

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[Party A]
By:
Name:
Title:

[[Agent]
By:
Name:
Title: ]

Confirmed as of the date first written above:

AMERICAN CAPITAL STRATEGIES, LTD.

By:________________________________

Name:

Title:

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount

]

EXHIBIT B

Liens on Capital Stock

None.

EXHIBIT C

Matters to be Covered in the Opinion of Company Counsel

(1) Each of the Company and American Capital Financial Services ("ACFS") is validly existing as a corporation, and is in good standing under the laws of the jurisdiction of its incorporation.

(2) The Company and ACFS each has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

(3) The Company and ACFS are in good standing in the jurisdictions listed on Exhibits B and C, respectively.

(4) The Company has duly filed with the Securities and Exchange Commission, pursuant to Section 54(a) of the Investment Company Act, a duly completed and executed Form N-54A, pursuant to which the Company has elected to be subject to the provisions of Sections 55 through 65 of the Investment Company Act (the "Company BDC Election"); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the Investment Company Act; the Company BDC Election remains in full force and effect; and, to our actual knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefor initiated or threatened by the Commission. The policies described in the Prospectus under the caption "Business Investment Objective and Policies" do not violate the applicable requirements of the Investment Company Act and the rules and regulations thereunder in any material respect.

(5) The Common Stock to be purchased by the Forward Counterparties has been duly authorized for issuance and sale pursuant to the Forward Agreements and, when issued and delivered by the Company to the Forward Counterparties pursuant to physical settlement under the Forward Agreements, as a result of acceleration or otherwise, against payment of the consideration set forth in the Forward Agreements, will be duly and validly issued and fully paid and non-assessable.

(6) In reliance upon the Commission Staff interpretation of Rule 415 promulgated under the Securities Act set forth in the no-action letter captioned Pilgrim Prime Rate Trust dated May 1, 1998 and the Commission Staff interpretation of Section 5 of the Securities Act set forth in the no-action letter captioned Goldman, Sachs & Co. dated October 9, 2003, the delivery of Common Stock by the Forward Counterparties to close out open borrowings of Common Stock, which Common Stock will have been delivered by the Company to the Forward Counterparties as Settlement Shares, will not require registration under the Securities Act and the Forward Counterparties will not have an obligation to deliver a Prospectus in connection therewith, assuming that (i) Prospectuses were delivered by the Underwriters in connection with sales of Shares in an amount equal to the Base Amount (as defined in the Forward Agreements), and (ii) the Forward Counterparties only deliver such shares of Common Stock to close out open borrowings created in the course of the hedging activities created by the Forward Counterparties, or their affiliates, relating to their exposure under the Forward Agreements in compliance with paragraph (a) under the caption "Covenants of Party A" contained in the Forward Agreements.

(7) Each of the Forward Agreements has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the respective Forward Counterparties, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution thereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles. Furthermore, the information in the Prospectus concerning the Forward Agreements under the captions "Use of Proceeds" and "Underwriting," to the extent that it constitutes, matters of law or legal conclusions, has been reviewed by us and is a fair summary of such matters and conclusions.

(8) The Company Firm Shares and the Option Shares have been duly authorized and, upon issuance and delivery against payment therefore in accordance with the terms of the Agreement, will be duly and validly issued and fully paid and non-assessable, and, to our knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right.

(9) The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters and the Forward Sellers, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification or contribution thereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

(10) The Registration Statement has become effective under the Securities Act and, to our knowledge, no order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act; to our actual knowledge, no order has been issued in respect of the Company pursuant to Section 54(c) of the Investment Company Act; and to our actual knowledge, no proceedings therefor have been initiated or are being threatened by the Commission.

(11) The information in the Prospectus under the caption "Description of the Securities," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is a fair summary of such matters and conclusions; and the shares of Common Stock and the Shares conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of the Securities."

(12) At the time the Registration Statement became effective and as of the date hereof, the Registration Statement and the Prospectus and each amendment or supplement thereto (other than the financial statements included therein, as to which we express no opinion), as of the effective dates of the Registration Statement and Prospectus complied and as of the date hereof comply as to form in all material respects with the requirements of the Securities Act (including the applicable rules and regulations thereunder) and the Investment Company Act.

(13) The statements made in the Prospectus under the captions "Taxation" and "Regulation," insofar as they constitute descriptions of statutes (or rules or regulations) or legal conclusions, have been reviewed by us and constitute fair summaries of the matters purported to be summarized, and fairly present the information called for with respect thereto by Form N-2.

(14) The performance of the Agreement and the Forward Agreements and the consummation of the transactions contemplated in the Agreement and the Forward Agreements (other than performance of the Company's indemnification or contribution obligations thereunder, concerning which no opinion is expressed) will not (a) result in any violation of the Certificate of Incorporation or the By Laws or (b) to our knowledge, result in a material breach or violation of (i) any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties are bound, and that is filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 2005 or to any Quarterly Report or Form 10-Q or Current Report on Form 8-K filed with the Commission since January 1, 2006, or (ii) any applicable statute, rule or regulation known to us or any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations.

(15) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions contemplated in the Agreement or the Forward Agreements, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, (iii) such as may be required by the National Association of Securities Dealers, Inc. and (iv) such as may be required under the laws of any foreign jurisdiction.

(16) To our knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act, other than those described therein.

In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, counsel to the Underwriters and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, nothing has come to the attention of such counsel has caused it to believe that (i) at the time the Registration Statement became effective, the Registration Statement (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom or included in the Registration Statement, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Preliminary Prospectus (except as aforesaid), as of the Applicable Time or at the Closing Date, in each case assuming the conveyance of the information contained in Exhibit E of the Underwriting Agreement at the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) at the Closing Date, the Prospectus Supplement (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit D

Matters to be Covered in the Opinion of Underwriters' Counsel

(i) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms (including any Shares to be issued and sold by the Company pursuant to Section 12 of this Agreement, have been duly authorized and, upon issuance and delivery and payment �herefore in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

(ii) The Shares to be purchased by the Forward Counterparties from the Company have been duly authorized for issuance and sale pursuant to the Forward Agreements and, when issued and delivered by the Company to the Forward Counterparties pursuant to the Forward Agreements, whether pursuant to physical settlement, as a result of acceleration or otherwise, against payment of the consideration set forth in the Forward Agreements, will be validly issued and fully paid and non-assessable.

(iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iv) The Forward Agreements have been duly authorized, executed and delivered by the Company.

Such counsel shall state that such counsel has reviewed the opinions addressed to the Representatives from Arnold & Porter LLP, each dated the date hereof, and furnished to you in accordance with the provisions of the Underwriting Agreement. Such opinions appear on their face to be appropriately responsive to the requirements of the Underwriting Agreement.

In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, the Forward Sellers, Company's Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, the Registration Statement, when it became effective (other than the financial statements including supporting schedules and other financial and statistical information contained or incorporated by reference therein, as to which such counsel need express no comment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or applicable Date of Delivery, as the case may be, the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT E

Orally Conveyed Information

The Company will sell _________ shares of the common stock being offered and the forward purchasers will sell an aggregate of ________ shares of the common stock being offered. The number of shares sold by the Company has increased from the figure disclosed in the Preliminary Prospectus.

The offering price for the common stock being offered is $_____ per share.

The underwriting discount is $____ per share.

The number of shares subject to the underwriters' over-allotment option is ______.

The trade date is ______, 2007.

The closing date is ______, 2007.